UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2014

CHINA AUTO LOGISTICS INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-52625	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall

86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China  300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 23, 2014, China Auto Logistics Inc. (the “Company”) announced that, on July 17, 2014, the Company received a letter from the Depository Trust Company (“DTC”), notifying the Company that DTC intends to suspend all book-entry services provided to its participants with respect to the common shares of the Company (the “Global Lock”). The Company has until August 13, 2014 to provide a written response to DTC setting forth its reasons why the Global Lock should not be instituted. DTC would then have up to twenty business days to reply to the Company’s response with either a determination or a request for further information. The Company intends to object to the imposition of the Global Lock pursuant to the foregoing procedure, and is also currently considering all other options available to it. However, there can be no assurance that any of the Company’s efforts will be successful.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated July 23, 2014

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2014

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer

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